Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of EPIEN Medical, Inc. of our report dated August 3, 2022, relating to the financial statements of EPIEN Medical, Inc.

We also consent to the reference to our firm under the heading “Experts”.

/s/ RSM US LLP

Minneapolis, Minnesota

September 30, 2022